REFINITIV STREETEVENTS EDITED TRANSCRIPT Q3 2022 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: NOVEMBER 03, 2022 / 1:00PM GMT

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NOVEMBER 03, 2022 / 1:00PM GMT, Q3 2022 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

PRESENTATION

Operator

Thank you for standing by, and welcome to the Sturm, Ruger & Company, Inc. Third Quarter 2022 Earnings Conference Call. (Operator Instructions) As a reminder, today's conference call is being recorded. I will now turn the conference to your host, Mr. Chris Killoy, President and Chief Executive Officer. Sir, please begin.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to the Sturm, Ruger & Company Third Quarter 2022 Conference Call. I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the third quarter 2022 financial results, and then I will discuss our operations in the state of the market. After that, we'll get to your questions. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Sure, Chris. We want to remind everyone that statements made in the course of this meeting that state the company's or management tons, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements as contained from time to time in the company's SEC filings, including but not limited to the company's reports on Form 10-K for the year ended December 31, 2021, and of course, on the Form 10-Q for the third quarter of 2022, which we filed last night.

Copies of these documents may be obtained by contract to the company or the SEC or on the company website at ruger.com/corporate or the SEC website at sec.gov. We do reference non-GAAP EBITDA. Please notice that -- please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2021, and our Form 10-Q for the third quarter of 2022, both of which are posted to our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Now Tom will discuss the company's third quarter 2022 results.

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

Thanks, Chris. For the third quarter of 2022, net sales were $139.4 million and diluted earnings were $1.03 per share. For the corresponding period in 2021, net sales were $178.2 million and diluted earnings were $1.98 per share. For the first 9 months of 2022, net sales were $446.6 million and diluted earnings were $3.90 per share.

For the corresponding period in 2021, net sales were $562.7 million and diluted earnings were $6.64 per share. Consumer demand remained consistent with the second quarter, which was below the level of demand in 2021, dampened in part by inflationary pressures, which often constrain discretionary spending.

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NOVEMBER 03, 2022 / 1:00PM GMT, Q3 2022 Sturm Ruger & Company Inc Earnings Call

This resulted in a 21% reduction in our sales from the prior year. Our profitability declined in the third quarter of 2022 from the third quarter of 2021 as our gross margin decreased from 36% to 28%. The lower margin was driven by unfavorable deleveraging of fixed costs, resulting from decreased production and sales as well as inflationary cost increases in materials, commodities, services, energy, fuel, which were partially offset by increased pricing.

Our third quarter results benefited by an unusually low effective income tax rate of 12.3% compared to 26.7% for the third quarter of 2021. The decrease in the 2022 effective tax rate was attributable to research and development tax credits, primarily related to credits earned in prior years, which were realized through amended income tax returns in 2022. In addition, our 2021 research and development credit was greater than originally estimated, resulting in a favorable provision to return adjustment that was realized in the third quarter of 2022.

The impact of research and development tax credits on the effective tax rate is expected to decline in future years. Our continued focus on financial discipline and the cultivation of long-term shareholder value is evident in our strong debt-free balance sheet. At October 1, 2022, our cash and short-term investments totaled $215 million. Our short-term investments are invested in the United States treasury bills and in a money market fund that invests exclusively in United States treasury instruments, which mature within 1 year.

Our current ratio was 5.8:1 and we had no debt. Our robust debt-free balance sheet provides versatility and strength as we explore and consider opportunities that may emerge. At October 1, 2022, stockholders' equity was $398.5 million, which equates to a book value of $22.56 per share, of which $12.18 per share was cash and short-term investments.

During the first 9 months of 2022, we generated $50.3 million of cash from operations. We reinvested $17 million of that back into the company in the form of capital expenditures. We expect our 2022 capital expenditures related to new product introductions and upgrades to our manufacturing equipment and facilities to total approximately $25 million.

In addition to those investments, in the fourth quarter of 2022, we purchased a 225,000 square foot facility in Mayodan, North Carolina, for $8.3 million for use in our manufacturing and warehousing operations. In the first 9 months of 2022, we returned $36 million to our shareholders primarily through the payment of dividends. We also repurchased a very modest quantity of our stock about 2,100 shares during the third quarter.

Our Board of Directors declared a $0.41 per share quarterly dividend for shareholders of record as of November 16, 2022, payable on November 30, 2022. As our quarterly dividend is approximately 40% of net income, and therefore, varies quarter-to-quarter. That's the financial update for the third quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. Consumer demand in the third quarter remained consistent with the previous quarter, which was below the level of demand in 2021. For the first 9 months of 2022, Nick's background checks, as adjusted by the National Shooting Sports Foundation, decreased 14%. Inflationary pressures, which often constrain discretionary spending, provided a headwind throughout the quarter. This was especially true for some product lines that saw a significant surge in demand over the past few years, including most modern sporting rifles and polymer centerfire pistols.

New products tend to fare better in this type of environment, and our new product development teams delivered three innovative firearms in the third quarter that were received with great enthusiasm and excitement. First, the LC Carbine, companion carbine to the successful Ruger 5.7 pistol, both chambered in the 5.7x28-caliber round.

Next, the small frame auto loading rifle, or SFAR, chambered in 308 Winchester, which combines the ballistic advantages of the 308 with the compact size and lightweight of the traditional modern sporting rifle. And third, the Marlin Model 1895 guide gun, Chamber of 457 government, which is our first reintroduction of the Marlin Guide gun family of lever-action rifles and our first introduction of an alloy steel Marlin Rifle with a blue finish.

Total sales of new products, which also include the PC charger, the MAX-9 pistol, the LCP Max pistol and the Marlin 1895 SBL and Trapper lever-action rifles, represented $54.9 million or 13% of firearm sales in the first 9 months of 2022. As a reminder, derivatives and product line extensions of mature product families are not included in our new product sales calculation.

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NOVEMBER 03, 2022 / 1:00PM GMT, Q3 2022 Sturm Ruger & Company Inc Earnings Call

Several popular firearms that were considering new products in 2021, including the Wrangler revolver, the Ruger 5.7 pistol and the LCP II and 22 long rifle have now been in production for over 2 years and are no longer included in the new product sales calculation for the first 9 months of 2022. We remain hard at work and look forward to introducing additional Ruger and Ruger-made Marlin firearms.

In addition to ramping up production on our new products, we continue to prioritize our legacy products that remain in strong demand, many of which were undersupplied in the marketplace. These include: The American centerfire rifles, 10/22 Rimfire rifles; the Mini-14 and Mini-30 rifles; our precision rifles; the SR1911 family of pistols; and our single action and double-action revolver families.

As Tom mentioned, we purchased a second facility in Mayodan, North Carolina in October. This building, which we had been leasing for about a year is roughly the same size as our original Mayodan plant and affords us greater flexibility as we consider our future company-wide production and warehousing strategies.

We are excited for the opportunities that this new facility provides. We remain disciplined and committed to our strategy of pursuing manufacturing excellence, vigorously developing innovative and exciting new products and relentlessly cultivating term shareholder value. Those are the highlights of the third quarter of 2022.

Operator, may we have the first question.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from the line of Ryan Meyers of Lake Street Capital.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

First one for me just kind of want to dive into Marlin a little bit. What kind of impact are you guys seeing Marlin have on the numbers? And how are you thinking about new product launches as we progress throughout 2023 with that business?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Ryan. Well, as you know, we don't typically break down product families or individual product lines, but Marlin is starting to contribute in a meaningful fashion. As we noted, we've got three different models up and running in production now. Later this year, you'll see a new slug of production coming in the form of the 1894 rifles, which were the 357 and 44 Magnum lever actions, and you'll also see the traditional 336 and 30-30. And those products will begin to come in, in the line in the first half of this coming year.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Got it. Makes sense. And then just kind of looking at the orders during the quarter, it seems like demand seems to be holding up well. What are you guys seeing at retailers as far as demand? And what will it take to move the channel inventory lower?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question, Ryan. We're seeing -- the demand, particularly for new products, remains strong. Like we said, we launched with the LC carbine, the SAFR rifle and then the 1895 guide gun. We're very pleased with the launch, very pleased with the response to both distributors and retailers. However, as we noted, the modest supporting rifle category, pretty much industry-wide as well as the bulk of the centerfire polymer frame pistols, have slowed significantly from their highs [in 2020 and] 2021. There is a lot of inventory, both at retail and some of distributors as well. We're seeing a lot more promotional efforts. We're seeing things like rebates and discounting going on and likely going to see that at least through the first quarter, I would expect.

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NOVEMBER 03, 2022 / 1:00PM GMT, Q3 2022 Sturm Ruger & Company Inc Earnings Call

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Got it. Last question for me. Average selling price continued to move higher. Just wondering if you can talk about how much of that is just pure price increases versus mix shift? And then if you guys are seeing kind of these newer firearms, newer products having an outsized impact on these ASPs?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Ryan, one thing you'll note in the Q that we released last night. When you look at our incoming order rate for Q3, that was up to average selling price of the units order was up to $421 largely due to the new products I just mentioned, LC carbine, SFAR and the Marlin guide good, all of which carry a relatively higher price compared to some of our product lines like the 1022 and the Wrangler, for example. And so that's the primary impact you saw on both units ordered and the backlog. And then in terms of units shipped because those products were launched towards the end of Q3. Their impact was not as great as it was on the order -- incoming order rate and the backlog.

Operator

Next question comes from the line of Rommel Dionisio of Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Chris, with your comments on competitive promotional activity, I just wondered, sort of within categories of the firearm sector, are you seeing that activity -- I mean we're clearly seeing that in [modest sporting rifles in] the business. But are you like seeing that in some of the categories where you're particularly strong, some of the traditional rifle and revolver categories as well?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Rommel. To be honest, we've seen a couple of rifle manufacturers with consumer rebates out there, but it's not as extensive as it is on the polymer centerfire pistols or in the modern -- modest sporting rifle category. Really not seeing too much in the way of discounting or promotional efforts on revolvers in particular.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Okay. Thanks for the color. And maybe just a broader sort of macro question. I mean we've all seen these cycles before where you see a demand surge and then sort of a dramatic drop off. But does this feel like a bit of a softer landing to you than prior historical cycles going back 10, 15, 20 years? I'd love to hear your thoughts on that.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

It's hard to predict, Rommel. I mean as you've probably heard me say in some of the annual meetings over the last 30 years or so, typically, we've seen 20 year-over-year up cycles and 10 year-over-year down cycles. So we're -- we've seen this before. I think the dealers are, in particular, are managing their inventory a little wiser in conversations just last week at the National Association of Sporting Goods Wholesalers. It sounds like most of our distributors are all current with their retailers largely and not seeing much in the way of past due accounts, which is good, and that's a positive indicator.

So I don't know if I'd call it a softer landing, but it's, again, positive indicators. And of course, the demand for our legacy products remains strong. Things like the 10/22s, our bolt-action hunting rifles, et cetera, 1911s and single and double-action revolvers, help us, I think, weather some of these downturns that are focused on certain categories, that's where the broad range of products that we have in our arsenal, I think, help us a little bit.

Operator

Our next question comes from the line of Jim (inaudible).

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

I don't know why it does that, but this is Ryan Hamilton from Morgan Dempsey. On the inflation front, where are you guys getting pinched the most? And are you starting to see any kind of relief?

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NOVEMBER 03, 2022 / 1:00PM GMT, Q3 2022 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I'd say when we look at our commodity prices, Ryan, things like we're seeing a stainless steel up like 7% to 8% from last year. Carbon and alloy steel is up by 15%. Aluminum was up significantly, in 2021, up as much as 21%. And of course, diesel fuel prices impact all of our freight, both inbound and outbound. So those are the typical places we see the biggest impact.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

And are you seeing relief?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We've seen relief in terms of -- we're seeing some stability. We're seeing -- for example, we're not seeing some of the aluminum prices seem to have stabilized. We expect steel to continue to go up. And also, it's not just the pricing, it's also the supply chain issues of getting certain steels, but I think it looks like, at least for now, diesel may have stabilized, but I'm not sure I call it relief just yet.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Okay. Okay. One more on the Marlin side. Are you guys building inventory there? Or is it getting taken down pretty quick as soon as you manufacture it?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. It's pretty much as soon as we manufacture it, it is going out the door to our distributors. And our distributors are reporting pretty much the same. The only time they're sitting on Marlin inventories if they're holding it for a promotion for one of their bigger retailers.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Okay. No, that's a good problem to have, I guess. On headcount, where are you guys at? And where would you like to be at?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we're stable pretty much between 1,800 and 1,900 folks across the board. We're still -- certain of our factories, we're trying to hire a little more aggressively than others, particularly up in New Hampshire and Newport facility where we make a lot of our legacy product lines, all of our revolvers, our 10/22s and some of our bolt-action rifles. So we still got the help and sign out there. And we're still hiring in the other facilities, but it's a little more stable in terms of overall demand.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Awesome. And then last one for me, I may have been touched on a little bit here. Pricing in the quarter, did you raise prices at all? And what are your plans for the remainder of the year?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. We did not raise prices. I think the biggest thing is, as you may have noted on the average selling price of the incoming order rates with the new products that we launched were fairly high dollar relative to certain other products we make. It was trying the biggest thing in the average selling price category. And however, we are looking at the inflation factors as well as competitive demand and taking a look at -- if we have a price increase, typically for Ruger is not in the fourth quarter, we typically announce it in the fourth quarter and implement it on January 1.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - VP & Portfolio Manager

Okay. Well, on a new product like Marlin, you've already -- when it comes to market, you've already factored in the price increase. Is that -- you've put that in the equation before it goes to market. Is that safe to say?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, for sure. Although we launched the Marlins in Q4 last year, so that would be a consideration for a price increase this year. We'll have to look at that. And just -- we typically evaluate everything product family by product family. But in the last couple of price increases have that across the board. And I would expect the going to be somewhat on that this January.

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NOVEMBER 03, 2022 / 1:00PM GMT, Q3 2022 Sturm Ruger & Company Inc Earnings Call

Operator

(Operator Instructions) We have a question from Ryan Meyers of Lake Street Capital.

Ryan Robert Meyers Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

I just somehow got that put back into the queue, if I actually don't have any questions.

Operator

I'm showing no further questions at this time. I'd like to turn the call back over to Chris Killoy for any closing remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, operator. In closing, I would like to thank all of you for attending this call this morning and for our shareholders for their continued investment in our company. As we head towards the end of the year, I encourage you to note the importance of two key dates next week.

Next Tuesday is election day. the defining event day in any democracy and an extremely important date for our country. As we head into uncertain global political and economic times, your voice at the polls is of tremendous importance. Please educate yourself on the topics, know the candidates and most importantly, show up to vote.

Equally important is next Friday, November 11, Veterans Day, when we honor all those who have served in our Armed Forces. Without their sacrifice and service for this great country, we wouldn't have the ability to cast our votes earlier in the week. Please take a moment and say a quick prayer of thank you to all of the brave servicemen and service women who fought to attain and protect this right for all of us. We thank all veterans, especially our veteran members of the Ruger team for their service and sacrifice to our country. Thank you.

Operator

Thank you. Ladies and gentlemen, this does conclude today's conference. Thank you all for participating. You may now disconnect. Have a great day.

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